Exhibit 99.1

L. W. Matteson, Inc.

Financial Statements

December 31, 2009

Contents

Page

Independent Auditor’s Report	3

Financial Statements
Balance Sheet	4
Statement of Income	5
Statement of Stockholders’ Equity	6
Statement of Cash Flows	7
Notes to Financial Statements	8 -12

Independent Auditor’s Report

Board of Directors

L. W. Matteson, Inc.

Burlington, Iowa

We have audited the accompanying balance sheet of L. W. Matteson, Inc. as of December 31, 2009, and the related statements of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of L. W. Matteson, Inc. as of and for the year ended December 31, 2008, were audited by other auditors whose report dated June 1, 2009, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L. W. Matteson, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ CPA Associates PC

March 23, 2010

Burlington, Iowa

L. W. Matteson, Inc.

Balance Sheet

December 31, 2009

Assets
Current Assets
Cash and cash equivalents	$6,434,114
Receivables:
Construction contracts, including retentions of $339,332	2,702,330
Affiliate	315,738
Other, primarily due from stockholder	18,812
Note, current portion	100,000
Costs and estimated earnings in excess of billings on uncompleted contracts	2,647,059
Deposits	2,706
Prepaid expenses	240,722

Total current assets	12,461,481

Cash surrender value of life insurance	200,373

Property and Equipment, net	10,738,618

$23,400,472

Liabilities and Stockholders’ Equity
Current Liabilities
Current portion long-term debt	$234,624
Accounts payable	4,340,634
Due to stockholders	188,462
Accrued expenses	1,224,429
Billings in excess of costs and estimated earnings on uncompleted contracts	1,426,093

Total current liabilities	7,414,242

Long-Term Liabilities
Employee compensation	500,000

Total long-term liabilities	500,000

Stockholders’ Equity
Common stock; no par value; stated value, $36 per share; authorized, 50,000 shares; issued and outstanding 1,060 shares	38,160
Retained earnings	15,448,070

15,486,230

$23,400,472

See notes to financial statements.

L. W. Matteson, Inc.

Statement of Income

Year Ended December 31, 2009

Earned revenue	$41,003,373

Direct costs of earned revenue	19,174,519
Indirect expenses	9,021,456

Total costs of earned revenue	28,195,975

Gross profit	12,807,398

General and administrative expenses	5,244,480

Operating income	7,562,918

Nonoperating income (expense)
Interest income	9,053
Gain on disposal of property and equipment	244,415
Interest expense	(59,651)
Management fee income	120,000

Total nonoperating income	313,817

Net income	$7,876,735

See notes to financial statements.

L. W. Matteson, Inc.

Statement of Stockholders’ Equity

Year Ended December 31, 2009

	Common Stock	Retained Earnings	Total Stockholders’ Equity

Balance, December 31, 2008	38,160	16,760,144	16,798,304

Dividends declared	—	(9,188,809)	(9,188,809)
Net income	—	7,876,735	7,876,735

Balance, December 31, 2009	$38,160	$15,448,070	$15,486,230

See notes to financial statements.

L. W. Matteson, Inc.

Statement of Cash Flows

Year Ended December 31, 2009

Cash Flows from Operating Activities
Net income	$7,876,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,889,493
Gain on disposal of property and equipment	(244,415)
Change in cash value of life insurance	(14,480)
(Increase) decrease in
Receivables	(1,420,830)
Costs and estimated earnings in excess of billings on uncompleted contracts	(825,666)
Prepaid expenses	(13,743)
Deposits	(1,199)
Increase (decrease) in
Accounts payable and accrued expenses	3,339,328
Billings in excess of costs and estimated earnings on uncompleted contracts	(564,776)
Employee compensation	427,262

Net cash provided by operating activities	11,447,709

Cash Flows from Investing Activities
Purchases of property and equipment	(2,905,393)
Proceeds from disposal of property and equipment	268,627
Additions to cash value of life insurance	(13,297)
Proceeds from note receivable	100,000

Net cash used by investing activities	(2,550,063)

Cash Flows from Financing Activities
Dividends paid	(9,000,347)
Principal payments on long-term debt	(2,410,736)

Net cash used by financing activities	(11,411,083)

Change in cash and cash equivalents	(2,513,437)

Cash and cash equivalents, beginning of year	8,947,551

Cash and cash equivalents, end of year	$6,434,114

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$65,877

See notes to financial statements.

L. W. Matteson, Inc.

Notes to Financial Statements

Note 1.	Nature of Business

L. W. Matteson, Inc. (Company) is a river dredging and marine construction contractor, operating throughout the United States. The construction work is performed primarily under fixed-price contracts. Credit is extended to qualified customers on an unsecured basis.

Note 2.	Summary of Significant Accounting Policies

Basis of Accounting

The financial statements are prepared under the accrual method of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of deposits in checking, money market and savings accounts, and certificates of deposit with original maturities of 90 days or less. The Company maintains substantially all of its funds in one financial institution, and the balance at times may exceed FDIC-insured limits.

Construction Contracts Receivable

Contracts receivable are recorded as invoiced based on contracted prices. Normal contracts receivable are due 30 days after invoices are issued. Contract retentions are due 30 days after substantial completion of the project and acceptance by the owner. Receivables past due more than 90 days are considered delinquent. The Company provides an allowance for doubtful accounts when it is determined that an amount is not likely to be collected. This allowance is based upon a review of outstanding receivables, historical collection information and existing economic conditions. At December 31, 2009, the Company did not have an allowance for doubtful accounts. Receivables are written off based on individual credit evaluation and specific circumstances of the customer. The Company had no bad debt expense for the year ended December 31, 2009.

Property and Equipment

Property and equipment is carried at original cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Depreciation expense for the year ended December 31, 2009 totaled $2,889,493.

L. W. Matteson, Inc.

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (continued)

Revenue and Cost Recognition

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts under the percentage-of-completion method, measured by the percentage of cost incurred to date compared to estimated total cost for each contract. The percentage-of-completion method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, contract penalty provisions, claims, change orders, settlements and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts”, represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in excess of revenues recognized.

Income Taxes

The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro-rata shares of the Company’s items of income, deductions, losses and credits. Therefore, these financial statements do not include any provision for corporation income taxes. The Company declares dividends and pays bonuses from time to time to assist stockholders in paying income tax liabilities that result from their pro-rata share of the Company’s income.

The Company has open tax years for three years prior to December 31, 2009. The Company records interest and penalties, if any, in general and administrative expenses.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation Number 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FASB Accounting Standards Codification 740-10), which provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an entity’s financial statements in accordance with professional standards. The standard also requires an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. A nonpublic entity could elect to defer its application of this professional standard to annual financial statements for fiscal years beginning after December 15, 2008. The Company elected to defer the adoption of this professional standard until January 1, 2009. The Company completed its analysis of the effects of this professional standard during the year and did not identify any uncertain tax positions. Accordingly, the adoption of the standard did not have a material impact on its financial statements.

L. W. Matteson, Inc.

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (continued)

Subsequent Events

The Company performed an evaluation of subsequent events through March 23, 2010, which is the date the financial statements were available to be issued. There have been no subsequent events that would require disclosure or recognition in the financial statements as of December 31, 2009.

Note 3.	Note Receivable

During the year ended December 31, 2003, the Company accepted an unsecured note receivable as part of a settlement agreement with a vendor. The agreement requires the vendor to make annual principal payments in various amounts, plus interest at prime rate (3.25% as of December 31, 2009) through May 1, 2010. Related interest income totaled $4,327 for the year ended December 31, 2009.

Note 4.	Uncompleted Contracts

Information related to uncompleted contracts as of December 31, 2009 is as follows:

Total contract amount	$77,529,640

Costs incurred to date	$39,548,672
Profit recognized to date	13,192,922

Earned contract revenue	52,741,594

Contract billings to date	(51,520,628)

$1,220,966

Uncompleted contract balances are included in the accompanying balance sheet as of December 31, 2009 under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$2,647,059

Billings in excess of costs and estimated earnings on uncompleted contracts	(1,426,093)

$1,220,966

For the year ended December 31, 2009, the Company recognized a provision for estimated loss on uncompleted contracts of approximately $583,000. The Company also had significant revisions to one contract’s total estimated cost, which resulted in approximately $1,800,000 additional revenue recognized.

L. W. Matteson, Inc.

Notes to Financial Statements

Note 5.	Property and Equipment

At December 31, 2009, property and equipment consists of the following:

Land and land improvements	$687,972
Buildings	675,465
Machinery and equipment	32,507,783
Office furniture and fixtures	170,625

34,041,845
Less accumulated depreciation	(23,303,227)

Property and equipment, net	$10,738,618

Note 6.	Accounts Payable

Accounts payable includes amounts due to subcontractors which have been retained pending completion and customer acceptance of jobs. As of December 31, 2009, these retained amounts totaled $160,854.

Note 7.	Lines of Credit, Long-Term Debt, and Pledged Assets

The Company has available a line of credit from Two Rivers Bank and Trust, Burlington, Iowa for $1,500,000. Borrowings are due July 1, 2010, including interest at prime rate plus 3.25%, with a minimum rate of 4.5%, and are collateralized by substantially all of the assets of the Company. There were no outstanding borrowings as of December 31, 2009.

As of December 31, 2009, the Company had the following long-term debt:

Two Rivers Bank & Trust, due in monthly installments of $35,104 including 5.5% interest, through July 2010, collateralized by equipment with a depreciated cost of approximately $1,042,000	$234,624

Less portion due within one year	(234,624)

Long-term portion	$—

Note 8.	Commitments and Contingent Liabilities

Various lawsuits, claims, and proceedings have been or may be instituted or asserted against the Company relating to the conduct of its business, including those pertaining to dredging and construction contracts, safety and health, and employment matters. Although the outcome of litigation cannot be predicted with certainty and some lawsuits, claims, and proceedings may be disposed of unfavorably to the Company, management believes the disposition of matters which are pending or asserted will not have a materially adverse effect on the Company’s financial statements.

Note 9.	Retirement Plan

The Company has a qualified profit-sharing plan for substantially all employees, which allows employee contributions under section 401(k) of the Internal Revenue Code. The Company’s contribution expense to the plan totaled $237,500 for the year ended December 31, 2009.

The Company entered into a deferred compensation plan for its Vice President of Operations on May 28, 2008. Under this plan, the participant accrues a deferred bonus based on a percent of net income with an agreed-upon rate of return, as defined by the plan.

In 2009, the Company terminated the deferred compensation agreement without payment of the vested accrued benefits. In exchange for terminating the agreement, the Company agreed to pay the Vice President of Operations a $500,000 liquidating payment in February 2011. At December 31, 2009, the Company accrued the liquidating payment as a long-term liability.

Note 10.	Related Party Transactions

The Company rents barges from an officer on a month-to-month basis. This rent expense totaled $216,000 for the year ended December 31, 2009.

The Company is affiliated with Matteson Marine Services, Inc. through common ownership and management. The Company provided management services to the affiliate totaling $120,000 during the year ended December 31, 2009. The Companies also share labor and other operating resources, which resulted in a receivable from the affiliate totaling $315,738 as of December 31, 2009. Matteson Marine Services, Inc. provided towing services totaling $327,191 for the year ended December 31, 2009. The Company had a note payable with Matteson Marine Services, Inc., which was repaid in full, including accrued interest, in March of 2009. Interest expense on the note totaled $9,654 for the year ended December 31, 2009.